Exhibit 99.1

Investor Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

Press Contact:	Caroline Japic
Polycom, Inc.
408-474-2265
caroline.japic@polycom.com

POLYCOM REPORTS THIRD QUARTER 2009 EARNINGS

Consolidated Revenues Grow Over 5 Percent Quarter-to-Quarter;

All Product Lines and Geographic Theatres Generate Sequential Revenue Growth

PLEASANTON, Calif. – Oct. 20, 2009 – Polycom, Inc. (NASDAQ: PLCM), the global leader in telepresence, video and voice communications solutions, today reported its earnings for the third quarter ended Sept. 30, 2009.

Third quarter 2009 consolidated net revenues were $243 million, compared to $231 million for the second quarter of 2009 and to $276 million for the third quarter of 2008. Non-GAAP net income for the third quarter of 2009 was $27 million, or 31 cents per diluted share. This compares to Non-GAAP net income of $24 million, or 29 cents per diluted share, for the second quarter of 2009 and to Non-GAAP net income of $32 million, or 37 cents per diluted share, for the third quarter of 2008. GAAP net income for the third quarter of 2009 was $14 million, or 16 cents per diluted share, compared to $15 million, or 18 cents per diluted share, for the second quarter of 2009, and to $18 million, or 21 cents per diluted share, for the third quarter of 2008.

For the nine months ended Sept. 30, 2009, net revenues were $699 million, compared to $806 million for the first nine months of 2008. Non-GAAP net income for the period was $74 million, or 86 cents per diluted share, compared to $95 million, or $1.08 per diluted share, for the first nine months of 2008. GAAP net income for the nine months ended Sept. 30, 2009 was $37 million, or 44 cents per diluted share, compared to GAAP net income of $50 million, or 57 cents per diluted share, for the same period last year.

The reconciliation between GAAP net income and Non-GAAP net income is provided in the tables at the end of this release.

On a product line basis, including applicable service revenues, consolidated net revenues for the third quarter of 2009 were comprised of:

¡	68 percent video solutions, or $165 million (53 percent video communications, or $130 million, and 15 percent network systems, or $35 million); and

¡	32 percent voice communications, or $78 million.

This compares to the third quarter of 2008, in which consolidated net revenues were comprised of:

¡	65 percent video solutions, or $178 million (52 percent video communications, or $144 million, and 12 percent network systems, or $34 million); and

¡	35 percent voice communications, or $98 million.

“We are particularly pleased with our results for the third quarter as recent initiatives to improve our go-to-market strategy, coupled with our steadfast commitment to delivering superior innovation, contributed to strong sequential revenue growth,” said Robert Hagerty, Polycom chairman and CEO. “Under the leadership of Andy Miller, our new executive vice president of Global Field Operations, we swiftly executed several actions to improve and intensify customer ownership and support across the enterprise, government, and service provider sectors. Specifically, we made sales management changes, drove new enhancements to our sales analytics, and developed specific programs with our various partners to improve both channel and Polycom margins through deeper customer engagement. These efforts have already yielded a higher level of visibility with our customers and partners alike and, for instance, contributed to the fast turnaround in voice revenue growth.”

“Polycom continues to lead the industry in product innovation, most recently with improvements to our higher margin network infrastructure solution, which contributed to our significant growth and key customer wins during the third quarter. High customer adoption is being driven by our platform’s unique advantages, namely superior HD video quality, flexible port configuration, scalability and redundancy. With this new platform, customers can easily manage large HD video networks across their telepresence, room-based, and desktop video installations. As a result of the early success of our new solution and driven by increased customer demand for even larger video networks, we announced the expansion of this product line with our new Polycom RMX and RSS™ 4000 products, which will begin shipping this quarter.”

“With an improving go-to-market execution, continued success in product innovation, broad strategic and service provider partnerships, and the industry’s most open solution, we believe Polycom is best suited to capture the rapid adoption of business-to-business (B2B) unified collaboration (UC) over the coming quarters and years,” Hagerty concluded.

“Broad customer demand drove sequential revenue growth, increased deferred revenues, and a sharp sequential increase in order backlog in the third quarter,” said Michael Kourey, Polycom senior vice president, finance and administration, and CFO. “As a result of this top-line performance and our proactive inventory reductions, we generated positive operating cash flow of over $39 million, representing Polycom’s 47th consecutive quarter of positive operating cash flow. Our sound balance sheet continues to underpin solid fundamentals and, net of $20 million in share repurchases in Q3, we exited the quarter with $408 million in cash and investments and no debt.”

About Polycom

Polycom, Inc. (NASDAQ: PLCM) is the global leader in telepresence, video, and voice solutions and a visionary in communications that empower people to connect and collaborate everywhere. Please visit www.polycom.com for more information.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the intended results of actions taken in the Company’s worldwide sales organization, the factors believed to be contributing to turnaround in our voice revenue growth and to our revenue growth and customer wins generally, the drivers of customer adoption and Polycom as being best suited to capture the rapid adoption of B2B unified collaboration in future periods. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners, the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do, potential fluctuations in results and future growth rates, risks associated with general economic conditions, including the continuation and prolonged impact of the crisis in the worldwide financial markets and the global recession, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel and our sales organization that may cause disruption to the business, the impact of recent restructuring actions, and the impact of global conflicts such as those in the Middle East that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

As has been noted on the Company’s web site since Oct. 13, 2009, Polycom will hold a conference call today, Oct. 20, 2009, at 5 p.m. EDT/2 p.m. PT to discuss its third quarter earnings. Robert Hagerty, chairman, president and CEO, Michael Kourey, chief financial officer, and Andrew Miller, executive vice president of global field operations, will host the conference call. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 800.950.7243; and for callers outside of the US and Canada, by calling 212.231.2901, with the passcode being Polycom. A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21438721. A replay of the call will also be maintained on our website for twelve months at www.polycom.com under Investor Relations – Earnings Calls-Archives.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

© 2009 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding Stock-based compensation expense, Effect of stock-based compensation expense on warranty rates, Impact to cost of sales from purchase accounting adjustments to inventory, Acquisition-related costs, Purchased in-process research and development costs, Amortization and impairment of purchased intangibles, Restructuring costs, Litigation reserves and payments, Gain (loss) on strategic investments, and Income tax effect of the preceding adjustments

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenues:
Product revenues	$198,955	$235,397	$570,668	$691,693
Service revenues	44,064	40,379	128,452	114,584

Total revenues	243,019	275,776	699,120	806,277

Cost of revenues:
Cost of product revenues	80,338	91,085	229,943	270,536
Cost of service revenues	19,769	18,653	58,459	54,770

Total cost of revenues	100,107	109,738	288,402	325,306

Gross profit	142,912	166,038	410,718	480,971

Operating expenses:
Sales and marketing	68,277	78,614	196,552	221,813
Research and development	27,335	31,756	80,102	97,394
General and administrative	11,291	13,399	34,131	38,819

Total operating expenses	106,903	123,769	310,785	358,026

Operating income	36,009	42,269	99,933	122,945

Interest and other income (expense), net	(637)	(689)	(1,995)	4,493

Income before provision for income taxes	35,372	41,580	97,938	127,438
Provision for income taxes	8,709	9,833	24,438	32,242

Non-GAAP net income	$26,663	$31,747	$73,500	$95,196

Basic net income per share	$0.32	$0.38	$0.88	$1.10

Diluted net income per share	$0.31	$0.37	$0.86	$1.08

Weighted average shares outstanding for basic net income per share	84,189	84,278	83,855	86,387

Weighted average shares outstanding for diluted net income per share	86,199	86,194	85,168	88,215

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenues:
Product revenues	$198,955	$235,397	$570,668	$691,693
Service revenues	44,064	40,379	128,452	114,584

Total revenues	243,019	275,776	699,120	806,277

Cost of revenues:
Cost of product revenues	84,288	95,249	242,778	283,383
Cost of service revenues	20,509	19,509	60,569	57,527

Total cost of revenues	104,797	114,758	303,347	340,910

Gross profit	138,222	161,018	395,773	465,367

Operating expenses:
Sales and marketing	70,819	81,562	203,605	231,465
Research and development	29,004	34,456	85,532	105,891
General and administrative	13,556	16,101	39,873	46,023
Acquisition-related costs	—	—	—	162
Amortization of purchased intangibles	1,446	1,775	4,344	5,412
Restructuring costs	4,632	4,382	11,476	8,836
Litigation reserves and payments	700	—	700	7,401

Total operating expenses	120,157	138,276	345,530	405,190

Operating income	18,065	22,742	50,243	60,177

Interest and other income (expense), net	(637)	(689)	(1,995)	4,493

Income before provision for income taxes	17,428	22,053	48,248	64,670
Provision for income taxes	3,722	4,111	11,192	14,680

Net income	$13,706	$17,942	$37,056	$49,990

Basic net income per share	$0.16	$0.21	$0.44	$0.58

Diluted net income per share	$0.16	$0.21	$0.44	$0.57

Weighted average shares outstanding for basic net income per share	84,189	84,278	83,855	86,387

Weighted average shares outstanding for diluted net income per share	86,199	86,194	85,168	88,215

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2009
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$198,955	$—	$198,955	$570,668	$—	$570,668
Service revenues	44,064	—	44,064	128,452	—	128,452

Total revenues	243,019	—	243,019	699,120	—	699,120

Cost of revenues:
Cost of product revenues	84,288	3,950 (a)	80,338	242,778	12,835 (c)	229,943
Cost of service revenues	20,509	740 (b)	19,769	60,569	2,110 (b)	58,459

Total cost of revenues	104,797	4,690	100,107	303,347	14,945	288,402

Gross profit	138,222	(4,690)	142,912	395,773	(14,945)	410,718

Operating expenses:
Sales and marketing	70,819	2,542 (b)	68,277	203,605	7,053 (b)	196,552
Research and development	29,004	1,669 (b)	27,335	85,532	5,430 (b)	80,102
General and administrative	13,556	2,265 (b)	11,291	39,873	5,742 (b)	34,131
Acquisition-related costs	—	—	—	—	—	—
Amortization of purchased intangibles	1,446	1,446	—	4,344	4,344	—
Restructuring costs	4,632	4,632	—	11,476	11,476	—
Litigation reserves and payments	700	700	—	700	700	—

Total operating expenses	120,157	13,254	106,903	345,530	34,745	310,785

Operating income	18,065	(17,944)	36,009	50,243	(49,690)	99,933

Interest and other income (expense), net	(637)	—	(637)	(1,995)	—	(1,995)

Income before provision for income taxes	17,428	(17,944)	35,372	48,248	(49,690)	97,938
Provision for income taxes	3,722	(4,987)	8,709	11,192	(13,246)	24,438

Net income	$13,706	$(12,957)	$26,663	$37,056	$(36,444)	$73,500

Basic net income per share	$0.16	$(0.16)	$0.32	$0.44	$(0.44)	$0.88

Diluted net income per share	$0.16	$(0.15)	$0.31	$0.44	$(0.42)	$0.86

Weighted average shares outstanding for basic net income per share	84,189		84,189	83,855		83,855

Weighted average shares outstanding for diluted net income per share	86,199		86,199	85,168		85,168

(a)	Excluded amount includes $3,386 related to the amortization of purchased intangibles for core and existing technologies, $469 for stock-based compensation expense recorded during the period and $95 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	Excluded amount includes $10,066 related to the amortization of purchased intangibles for core and existing technologies, $1,050 related to past license fees claims, $1,437 for stock-based compensation expense recorded during the period and $282 related to the effect of stock-based compensation on warranty expense rates.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2008			September 30, 2008
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$235,397	$—	$235,397	$691,693	$—	$691,693
Service revenues	40,379	—	40,379	114,584	—	114,584

Total revenues	275,776	—	275,776	806,277	—	806,277

Cost of revenues:
Cost of product revenues	95,249	4,164 (a)	91,085	283,383	12,847 (c)	270,536
Cost of service revenues	19,509	856 (b)	18,653	57,527	2,757 (b)	54,770

Total cost of revenues	114,758	5,020	109,738	340,910	15,604	325,306

Gross profit	161,018	(5,020)	166,038	465,367	(15,604)	480,971

Operating expenses:
Sales and marketing	81,562	2,948 (b)	78,614	231,465	9,652 (b)	221,813
Research and development	34,456	2,700 (b)	31,756	105,891	8,497 (b)	97,394
General and administrative	16,101	2,702 (b)	13,399	46,023	7,204 (b)	38,819
Acquisition-related costs	—	—	—	162	162	—
Amortization of purchased intangibles	1,775	1,775	—	5,412	5,412	—
Restructuring costs	4,382	4,382	—	8,836	8,836	—
Litigation reserves and payments	—	—	—	7,401	7,401	—

Total operating expenses	138,276	14,507	123,769	405,190	47,164	358,026

Operating income	22,742	(19,527)	42,269	60,177	(62,768)	122,945

Interest and other income (expense), net	(689)	—	(689)	4,493	—	4,493

Income before provision for income taxes	22,053	(19,527)	41,580	64,670	(62,768)	127,438
Provision for income taxes	4,111	(5,722)	9,833	14,680	(17,562)	32,242

Net income	$17,942	$(13,805)	$31,747	$49,990	$(45,206)	$95,196

Basic net income per share	$0.21	$(0.17)	$0.38	$0.58	$(0.52)	$1.10

Diluted net income per share	$0.21	$(0.16)	$0.37	$0.57	$(0.51)	$1.08

Weighted average shares outstanding for basic net income per share	84,278		84,278	86,387		86,387

Weighted average shares outstanding for diluted net income per share	86,194		86,194	88,215		88,215

(a)	Excluded amount includes $3,419 related to the amortization of purchased intangibles for core and existing technologies, $652 for stock-based compensation expense recorded during the period and $93 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	Excluded amount includes $10,360 related to the amortization of purchased intangibles for core and existing technologies, $2,102 for stock-based compensation expense recorded during the period and $385 related to the effect of stock-based compensation on warranty expense rates.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$244,517	$165,669
Investments	151,843	152,407
Trade receivables, net	124,678	126,497
Inventories	69,358	89,730
Deferred taxes	25,203	29,295
Prepaid expenses and other current assets	29,750	34,207

Total current assets	645,349	597,805
Property and equipment, net	79,041	77,294
Long-term investments	11,626	6,420
Goodwill	496,112	495,083
Purchased intangibles, net	51,261	65,369
Deferred taxes	23,184	19,415
Other assets	13,112	16,298

Total assets	$1,319,685	$1,277,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$58,262	$57,731
Accrued payroll and related liabilities	19,657	28,711
Deferred revenue	76,606	69,238
Other accrued liabilities	50,160	58,402

Total current liabilities	204,685	214,082

Non-current liabilities
Deferred revenue	43,159	43,285
Taxes payable	28,575	35,878
Deferred taxes	2,763	2,638
Other long-term liabilities	12,151	13,459

Total liabilities	291,333	309,342

Stockholders’ equity	1,028,352	968,342

Total liabilities and stockholders’ equity	$1,319,685	$1,277,684

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2009	September 30, 2008
Cash flows from operating activities:
Net income	$37,056	$49,990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,931	20,620
Amortization of purchased intangibles	14,405	15,779
Provision for doubtful accounts	247	570
Provision for excess and obsolete inventories	3,124	2,510
Non-cash stock based compensation	21,772	30,212
Excess tax benefits from stock-based compensation	(1,638)	(4,487)
Write down of investments other than temporarily impaired	—	921
Loss on disposals of property and equipment	90	102

Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	1,572	4,395
Inventories	17,248	(23,542)
Deferred taxes	1,460	1,447
Prepaid expenses and other assets	213	(9,131)
Accounts payable	531	(8,935)
Taxes payable	2,974	(1,278)
Other accrued liabilities	(10,974)	36,995

Net cash provided by operating activities	113,011	116,168

Cash flows from investing activities:
Purchase of property and equipment	(25,994)	(35,287)
Purchases of investments	(408,413)	(313,695)
Proceeds from sale and maturity of investments	400,087	278,888
Net cash paid in purchase acquisitions	—	—

Net cash used in investing activities	(34,320)	(70,094)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	33,958	51,854
Repurchase of common stock	(35,439)	(222,458)
Excess tax benefits from stock-based compensation	1,638	4,487

Net cash provided by (used in) financing activities	157	(166,117)

Net increase (decrease) in cash and cash equivalents	78,848	(120,043)
Cash and cash equivalents, beginning of period	165,669	279,560

Cash and cash equivalents, end of period	$244,517	$159,517